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                                                                      EXHIBIT 99


                                            VALUEVISION MEDIA
                                            6740 Shady Oak Road
                                            Minneapolis, MN 55344-3433
[VALUEVISION. LOGO]                         Contact: Anthony Giombetti
                                            Director, Corporate Communications
                                            952-943-6017, agiombetti@shopnbc.com



For Immediate Release

                VALUEVISION MEDIA CEO MCCAFFERY BEGINS TRANSITION

MINNEAPOLIS -- MAY 20, 2003 -- ValueVision Media (Nasdaq: VVTV) announced today that its Chairman and CEO Gene McCaffery will be part of a transition process to determine his successor as Chief Executive Officer. The Company has engaged the search firm Korn/Ferry International to assist in that process. McCaffery and the Board of Directors have amicably agreed upon this approach and are committed to a process that is orderly and in the Company's best interests. McCaffery will remain as Chairman and CEO during this transition period and will serve on the search committee to assist in the selection of a candidate.

"I have enjoyed my time at ValueVision," said McCaffery. "Since 1998, we have seen our program distribution increase three fold and our revenues nearly quadruple. For some time, I have considered bringing on board a new CEO to build upon what was a start-up just a few years ago. I feel confident that ValueVision has a bright future and that a fresh look at the company will provide the impetus for continued growth and its resulting profitability. As for me, I look forward to pursuing new challenges and opportunities."

"As a strategic and financial partner of ValueVision Media, we appreciate Gene's leadership and success in growing the business into the third-largest home shopping network," said Bob Wright, Vice Chairman of General Electric and Chairman and Chief Executive Officer of NBC. "We look forward to working with Gene during this transition period and building on his accomplishments."



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The Board of Directors and McCaffery are in discussions to finalize the terms of this transition as well as address any relationship that would be deemed beneficial going forward.

Added McCaffery, "I have been part of the effort to build ValueVision to where it is today, and remain committed to assist in any way that we view as helpful going forward."


THIS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE ACCORDINGLY SUBJECT TO UNCERTAINTY AND CHANGES IN CIRCUMSTANCES. ACTUAL RESULTS MAY VARY MATERIALLY FROM THE EXPECTATIONS CONTAINED HEREIN DUE TO VARIOUS IMPORTANT FACTORS, INCLUDING (BUT NOT LIMITED TO): CONSUMER SPENDING AND DEBT LEVELS; INTEREST RATES; COMPETITIVE PRESSURES ON SALES, PRICING AND GROSS PROFIT MARGINS; THE LEVEL OF CABLE DISTRIBUTION FOR THE COMPANY'S PROGRAMMING AND THE FEES ASSOCIATED THEREWITH; THE SUCCESS OF THE COMPANY'S E-COMMERCE INITIATIVES; THE SUCCESS OF ITS STRATEGIC ALLIANCES AND RELATIONSHIPS; THE ABILITY OF THE COMPANY TO MANAGE ITS OPERATING EXPENSES SUCCESSFULLY; RISKS ASSOCIATED WITH ACQUISITIONS; CHANGES IN GOVERNMENTAL OR REGULATORY REQUIREMENTS; LITIGATION OR GOVERNMENTAL PROCEEDINGS AFFECTING THE COMPANY'S OPERATIONS; AND THE ABILITY OF THE COMPANY TO OBTAIN AND RETAIN KEY EXECUTIVES AND EMPLOYEES. MORE DETAILED INFORMATION ABOUT THOSE FACTORS IS SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND CURRENT REPORTS ON FORM 8-K. THE COMPANY IS UNDER NO OBLIGATION (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

ValueVision Media operates in the converged world of television, the Internet, and e-commerce. The live home shopping industry, the majority of ValueVision's business, is $7 billion and growing at a double digit rate annually while the attendant e-commerce space is many times that size and also growing substantially. The Company owns and operates the nation's third largest home shopping network, ShopNBC, with fiscal 2002 sales of $555 million. At the close of fiscal 2002, ShopNBC was broadcast into approximately 55 million



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cable and satellite homes. The Company also operates ShopNBC.com, which contributed $94 million in sales in fiscal 2002. In addition, the Company operates wholly owned subsidiary FanBuzz, a leading provider of e-commerce solutions to sports, entertainment, and media brands, such as the National Hockey League and The Weather Channel. GE Equity and NBC own approximately 40% of ValueVision Media. For more information, please visit the Company's website at www.valuevisionmedia.com

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